Exhibit 99.1

                                                                            NEWS RELEASE

IR Contact:	PR Contact:
Bob Gray	Jeff Fox
Valence Technology, Inc.	The Blueshirt Group
512.527.2921	415.828.8298
investor@valence.com	jeff@blueshirtgroup.com

Valence Technology Victorious in

Canadian Patent Infringement Lawsuit

Key Carbothermal Reduction Technology Intellectual Property Validated

AUSTIN, Texas, February 17, 2011 (BUSINESS WIRE) -- Valence Technology, Inc. (NASDAQ: VLNC), a leading U.S. based global manufacturer of advanced energy storage solutions, prevailed in a patent infringement lawsuit regarding the Company’s carbothermal reduction technology.

The lawsuit was filed against Phostech Lithium, Inc. on January 31, 2007.  Per the judgment, Justice Johanne Gauthier ruled in Valence’s favor, finding infringement of the Valence primary carbothermal reduction Canadian patent, number 2,395,115. Pursuant to the judgment, Valence is entitled to an injunction, an election of either an accounting of profits or damages, reasonable compensation and costs. The determination of damages and costs will be dealt with in a separate Court proceeding.

Valence scientists developed the economical process of manufacturing lithium metal phosphates following their discovery of Valence’s proprietary lithium iron magnesium phosphate cathode material. The process, referred to as Carbothermal Reduction (CTR), provides an efficient, cost effective, stable and scalable method of producing various lithium metal phosphates useful as cathode materials.

“We are pleased the Canadian courts validated our CTR patents. Over the last seven years, Valence’s technology has been proven in commercial fleet trucks as well as other demanding applications. Valence’s strong worldwide patent estate protects our family of lithium phosphate technologies that deliver the superior performance, safety and long life today’s commercial applications demand. Valence will continue to develop and protect our intellectual property. This will ensure that our customers can trust Valence Technology for their future energy needs,” stated Valence president and chief executive officer Robert L. Kanode.

About Valence Technology, Inc.
Valence Technology is a global leader in the development and manufacture of safe, long-life lithium iron magnesium phosphate advanced energy storage solutions and integrated command and control logic. Headquartered in Austin, Texas, Valence enables and powers some of the world's most innovative and environmentally friendly applications, ranging from commercial electric vehicles to industrial and marine equipment. Valence Technology today offers a proven technology and manufacturing infrastructure that delivers ISO-certified products and processes that are protected by an extensive global patent portfolio. In addition to the corporate headquarters in Texas, Valence Technology has its Research & Development Center in Nevada, its Europe/Asia Pacific Sales office in Northern Ireland and global fulfillment centers in North America and Europe. Valence Technology is traded on the NASDAQ Capital Market under the ticker symbol "VLNC." For more information, visit www.valence.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including our statements regarding protecting our family of lithium phosphate technologies, continuing to develop and protect our intellectual property and ensuring our customers can trust our technology. Actual results may vary substantially from these forward-looking statements as a result of a variety of factors including the outcome of any future litigation regarding our intellectual property, our ability to effectively protect our intellectual property rights in Canada and other countries and our ability to further develop our intellectual property right including our patent portfolio. In addition, patents are geographically territorial and a decision on Canadian patents generally affects the acts of making, using, selling and importing products utilizing such technology in Canada. Other risk factors that could affect our actual results are discussed in our periodic reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended March 31, 2010, and our Quarterly Reports on Form 10-Q, and the reader is directed to these statements for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.
SOURCE: Valence Technology, Inc.

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